EXHIBIT 99.1

DEFENSE INDUSTRIES INTERNATIONAL ENTERS INTO A DEFINITIVE AGREEMENT FOR $1.1 MILLION IN EQUITY FUNDING

     ASHKELON, ISRAEL, June 1, 2005 - Defense Industries International, Inc. (OTCBB: DFNS), a leading manufacturer and global provider of personal military and civilian protective equipment and supplies, today announced that on May 29, 2005 it has entered into a definitive agreement, subject to certain closing conditions, with Gov Financial Holdings, Avshalom Hershcovich and Multi Concept Ltd. for a $1.1 million private placement of its common stock, along with warrants to purchase its common stock. Gov Financial Holdings, a leading investment group, controlled by Mr. Leon Recanati, provided a majority of the funding.

     Pursuant to this agreement Defense Industries agreed to issue 1,833,334 shares of its common stock at $0.60 per share. The investors will also receive 365,000 warrants at an exercise price of $0.94 per share exercisable until June 30, 2007 and 182,500 warrants at an exercise price of $2.40 per share exercisable until June 30, 2010. The agreement also provides for the issuance by the Company of up to additional 1,368,191 shares of its common stock to the Buyers, a year after the closing, in the event of decrease in the share price. In addition, Defense Industries agreed to issue 82,133 shares of its common stock, as well as 60,000 warrants at an exercise price of $0.94 per share exercisable until June 30, 2007 and 20,000 warrants at an exercise price of $2.40 per share exercisable until June 30, 2010, as finders' fees.

     As a result of this transaction Defense Industries will receive gross proceeds of approximately $1 million. The proceeds will be used for working capital. The closing of the transaction is expected to take place be the end of next week.

     Joseph Postbinder, CEO of Defense Industries commented: "As we take steps to accommodate the growing demand for our products, these funds will provide Defense Industries with the resources necessary to finance our growth. We have numerous opportunities at hand, including opportunities for the development of new products, the entrance into new markets and the enhancement of our current market position. The funds will allow us to pursue these opportunities more aggressively. I believe that this investment should give shareholders and investors confidence that we have the funds needed for the continuation and the expansion of our operations."

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     The securities to be issued by Defense Industries in the private placement have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. However, as part of the transaction, Defense Industries agreed to file a registration statement on Form S-3 with the United States Securities and Exchange Commission for the purpose of registering for resale the Common Stock issued in the private placement and the shares underlying the warrants.

     Copies of the definitive documentation relating to the transaction will be filed with the SEC on Form 8-K.

ABOUT DEFENSE INDUSTRIES INTERNATIONAL, INC.

Defense Industries International, Inc. is a leading manufacturer and global provider of personal military and civilian protective equipment and supplies. Defense Industries' main products include body armor, bomb disposal suits and bullet-resistant vests and jackets; ballistic wall covers, helmets, plates and one-way protective windows; personal military equipment, battle pouch units and combat harness units; dry storage units, liquid logistics, tents and vehicle covers; winter suits, sleeping bags and backpacks. The Company's manufacturing facilities meet American EQNET and international ISO 9001 standards. Main customers include the Israel Defense Forces, the North Atlantic Treaty Organization (NATO), the United Nations Peacekeeping Forces and other U.N. organizations. The Company has two main subsidiaries Export Erez Ltd. and Achidatex Nazareth Elite ltd. For additional information, please visit the Company's web site at www.defense-industries.com



SAFE HARBOR STATEMENT

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. CERTAIN STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF APPLICABLE FEDERAL SECURITIES LAWS, INCLUDING, WITHOUT LIMITATION, ANYTHING RELATING OR REFERRING TO FUTURE FINANCIAL RESULTS AND PLANS FOR FUTURE BUSINESS DEVELOPMENT ACTIVITIES, AND ARE THUS PROSPECTIVE. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES SOME OF WHICH CANNOT BE PREDICTED OR QUANTIFIED BASED ON CURRENT EXPECTATIONS. SUCH RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION, THE RISKS AND UNCERTAINTIES SET FORTH FROM TIME TO TIME IN REPORTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. CONSEQUENTLY, FUTURE EVENTS AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN, CONTEMPLATED BY, OR UNDERLYING THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE TO THESE FORWARD-LOOKING STATEMENTS MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF. NEITHER THE COMPANY NOR ITS AGENTS ASSUME RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF THE FORWARD-LOOKING STATEMENTS.


CONTACT INFORMATION:

AYELET SHAKED SHILONI
INTEGRATED INVESTOR RELATIONS
972-3-635-6790
1-866-44-786-33
ayelet@integratedir.com